Exhibit 99.1

MINOTOLA NATIONAL BANK

Special Meeting of Shareholders – February 21, 2006

PROXY CARD	PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Special Meeting of Shareholders on February 21, 2006. If you choose not to mark a box, but simply sign your name below and return this card, your vote will be cast as recommended by the Board of Directors.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

PROXY

The undersigned, being a shareholder of Minotola National Bank as of January 16, 2006, hereby authorizes Michael A. Morello and Michael D. Capizola, or either of them, or any successors thereto as proxies with full powers of substitution, to vote all shares of Minotola National Bank Common Stock that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Lincoln Center Office, located at 1748 S. Lincoln Avenue, Vineland, New Jersey on Tuesday, February 21, 2006 at 3:00 p.m., Eastern Time, and at any adjournment thereof, upon all subjects that may properly come before the Special Meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

If the applicable boxes on the reverse side of this form are not marked, the proxies will vote (i) “FOR” the approval and adoption of the Agreement and Plan of Merger, dated as of November 14, 2005, among Minotola National Bank, Susquehanna Bancshares, Inc. and Susquehanna Patriot Bank; (ii) “FOR” the adjournment of the Special Meeting in the event that there are not sufficient votes to approve and adopt the Agreement and Plan of Merger; and (iii) in their best judgment with respect to the transaction of such other business that may properly come before the Special Meeting. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE		SEE REVERSE SIDE

Exhibit 99.1

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

		FOR	AGAINST	ABSTAIN
1.	To approve and adopt the Agreement and Plan of Merger, dated as of November 14, 2005, among Minotola National Bank, Susquehanna Bancshares, Inc., and Susquehanna Patriot Bank.	☐	☐	☐

2.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve and adopt the Agreement and Plan of Merger.	☐	☐	☐

3.	To authorize the proxies to determine in their best judgment whether to transact such other business or to approve such other proposals as may properly come before the Special Meeting and any adjournments thereof.	☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT OF MINOTOLA NATIONAL BANK.

Signature	Signature if held jointly	Date:	, 2006

Shares of Minotola National Bank’s Common Stock will be voted as specified. You may revoke this proxy at any time prior to the time it is voted at the Special Meeting.

Please sign exactly as name appears hereon and return this Proxy Card so that your shares can be represented at the Special Meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of Minotola National Bank called for February 21, 2006 and the accompanying Proxy Statement/Prospectus prior to the signing of this proxy.

PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.